                                                                   Exhibit 4.1.2

                    WAIVER AND AMENDMENT TO CREDIT AGREEMENT

         THIS WAIVER AND AMENDMENT TO CREDIT AGREEMENT (this "Waiver and Amendment"), dated as of February 3, 2003, by and among the lenders listed on the signature pages hereof (the "Lenders"), BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), to the extent and in the manner provided for in the Credit Agreement (defined below and herein so called).

                                   BACKGROUND

         A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 30, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of December 4, 2001, and that certain Second Amendment to Credit Agreement, dated as of December 17, 2002 (the "Second Amendment") (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. The Borrower has requested a waiver of the Events of Default under
Section 8.1(k) of the Credit Agreement.


         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1. WAIVER. Subject to the satisfaction of the conditions of effectiveness set forth in Section 5 hereof, the Lenders hereby waive the Events of Default that occurred under Section 8.1(k) of the Credit Agreement as a result of the Borrower's failure to deliver the documents, grant the security interest and obtain the amendments required therein by January 31, 2003. The waiver provided herein is limited and does not affect any other covenant or provision of the Credit Agreement or any other Loan Document.

         2. AMENDMENT. Subject to the satisfaction of the conditions of effectiveness set forth in Section 5 hereof, the parties hereto agree that (a) the references to "January 31, 2003" in Section 8.1(k) of the Credit Agreement and Section 4 of the Second Amendment are hereby deleted and "February 28, 2003" is hereby substituted therefor and (b) notwithstanding anything in the Credit Agreement to the contrary, (a) Letters of Credit issued during the period from and including February 3, 2003 through and including February 28, 2003 shall not exceed $3,000,000 in aggregate face amount and (b) no Advances shall be made during the period from and including February 3, 2003 through and including February 28, 2003.

         3. WAIVER AND AMENDMENT TERMINATION. This Waiver and Amendment shall be automatically terminated and be of no force or effect if the Borrower enters into any amendments or modifications to the terms, provisions or covenants of the Existing Private Placement Note or the 2001 Private Placement Notes with the prior written consent of each of the Lenders.

         4. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the waiver set forth in the foregoing
Section 1:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except for such changes, facts, transactions and occurrences that have arisen since June 20, 2001 in the ordinary course of business and such other matters as have been previously disclosed in writing by the Borrower to the Lenders, and except that any representation made in the Credit Agreement that specifies a certain date is only affirmed to be true and correct as of such date; and

         (b) no event has occurred and is continuing which constitutes a Default or Event of Default.

         5. CONDITIONS OF EFFECTIVENESS. This Waiver and Amendment shall be effective as of February 3, 2003, subject to the following:

         (a) the representations and warranties set forth in Section 4 of this Waiver and Amendment shall be true and correct;

         (b) the Administrative Agent shall have received counterparts of this Waiver and Amendment executed by the Determining Lenders;

         (c) the Administrative Agent shall have received counterparts of this Waiver and Amendment executed by the Borrower and acknowledged by each Guarantor;

         (d) all outstanding fees and expenses (including attorneys' fees) of the Administrative Agent shall be paid in full; and

         (e) the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, such other documents, certificates and instruments as the Lenders shall require.

         6. RELEASE.

         (a) The Borrower and each of its Subsidiaries (collectively, the "Borrower Parties") hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective Affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Borrower Party ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of the Credit Agreement, this Waiver and Amendment or the Loan Documents and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Agent or the Lenders of rights, remedies or recourses related thereto (collectively, the "Borrower Claims").

         (b) Each Borrower Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any of the Borrower Claims which may have arisen at any time on or prior to the date of this Waiver and Amendment and were in any manner related to any of the Loan Documents.

         7. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Waiver and Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Waiver and Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

         8. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon and during the effectiveness of this Waiver and Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Waiver and Amendment.

         (b) Except as expressly set forth herein, this Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and, except as expressly set forth herein, shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

         9. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver and Amendment and the other instruments and documents to be delivered hereunder.

         10. EXECUTION IN COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Waiver and Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.



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

         11. GOVERNING LAW; BINDING EFFECT. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to conflict of laws) and the United States of America, and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

         12. HEADINGS. Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.

         13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS WAIVER AND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


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





         IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment as of the date first above written.

BORROWER:

                                  BUTLER MANUFACTURING COMPANY



                                  By: /s/ Larry C. Miller
                                      ------------------------------------------
                                      Name:  Larry C. Miller
                                            ------------------------------------
                                      Title: Vice President - Finance
                                            ------------------------------------



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


ADMINISTRATIVE LENDER:

                                  BANK OF AMERICA, N.A., as Administrative
                                  Lender


                                  By: /s/ Emil J. Joost
                                      ------------------------------------------
                                      Name:  Emil J. Joost
                                            ------------------------------------
                                      Title: Managing Director
                                            ------------------------------------


LENDERS:

                                  BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank


                                  By: /s/ Emil J. Joost
                                      ------------------------------------------
                                      Name:  Emil J. Joost
                                            ------------------------------------
                                      Title: Managing Director
                                            ------------------------------------



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


                                  COMMERCE BANK, N.A.


                                  By: /s/ Martin Nay
                                      ------------------------------------------
                                  Name:  Martin Nay
                                        ----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------



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


                                  U.S. BANK NATIONAL ASSOCIATION



                                  By: /s/ Barry P. Sullivan
                                      ------------------------------------------
                                      Name:  Barry P. Sullivan
                                            ------------------------------------
                                      Title: Vice President
                                            ------------------------------------





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


ACKNOWLEDGED AND AGREED:


BMC REAL ESTATE, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------


BUCON, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------



BUTLER HOLDINGS, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------




BUTLER REAL ESTATE, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------



LESTER BUILDINGS, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------

BUTLER PACIFIC, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------



MODULINE WINDOWS, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------



LIBERTY BUILDING SYSTEMS, INC.



By: /s/ Larry C. Miller
    ----------------------------------------
    Name:  Larry C. Miller
           ---------------------------------
    Title: Vice President - Finance
           ---------------------------------




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